Exhibit 10.1
JUHL WIND, INC.

OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is entered into, effective as of June 29, 2009, (the “Grant Date”), by Juhl Wind, Inc., a Delaware corporation (the “Corporation”), and Wesley K. Clark (the “Optionee”).

R E C I T A L S

The Corporation has determined to provide the Optionee with an option as approved by the Board of Directors of the Corporation, and the Optionee is willing to enter into this Agreement in consideration of the grant of the Option.  Only one Agreement will be signed by the parties, and this Agreement as originally signed shall be maintained with the books and records of the Corporation, with a copy of this Agreement provided to Optionee.  This Option is granted outside the Corporation’s 2008 Incentive Compensation Plan.

NOW, THEREFORE, the Corporation and the Optionee covenant and agree as follows:

1.           GRANT OF OPTION; EXERCISABILITY CONDITIONS.

(a)
Subject to the terms regarding “Vesting” below and the other terms set forth below, in consideration for services provided and nondisclosure and noncompetition covenants and proprietary rights assignment given by the Optionee, the Corporation hereby grants to the Optionee the option to acquire from the Corporation up to Five Hundred Thousand (500,000) shares of Common Stock (each individually, a “Share”) of the Corporation at the price of Two Dollars ($2.00) per Share (the “Option Price”; and such option sometimes referred to as the “Option”).  This agreement is intended to be a non-qualified option whose grant is not intended to fall within the provisions of Code Section 422.

(b)	The Option shall be exercisable by Optionee only to the extent that it and the Shares being purchased upon exercise shall have vested in accordance with Section 2 below.

2.           VESTING.  Options granted shall become, subject to the other terms referred to herein, exercisable strictly in accordance with the following schedule:

Date Exercisable	Amount Exercisable

June 29, 2009	166,666 shares
June 29, 2010	166,667 shares
June 29, 2011	166,667 shares

(a)	Notwithstanding the foregoing provisions of this Section 2, the Corporation may in its sole discretion at any time after the grant of an Option accelerate vesting of such Option in whole or in part.

(b)
If the Optionee’s service as a director of the Corporation, an Affiliate or Subsidiary terminates for any reason, the provisions of Section 3(b) shall govern the exercisability and lapse of Optionee’s Options, and no further vesting shall occur following the time of termination.  Optionee acknowledges the provisions of Section 3(b) provide for certain rights in the Corporation to purchase Shares held by Optionee, whether pursuant to Optionee’s exercise of Option or otherwise.

3.           TERMINATION OF THE OPTION.

(a)	Unless earlier terminated, the Option will terminate on June 29, 2019.

(b)
Subject to the provisions of Section 2, if the Optionee’s service as a director of the Corporation, an Affiliate or Subsidiary terminates for any reason, the following provisions shall govern the exercisability and lapse of Optionee’s Options, and no further vesting shall occur following the time of termination.  Optionee acknowledges the following provisions provide for certain rights in the Corporation to purchase Shares held by Optionee, whether pursuant to Optionee’s exercise of Option or otherwise.

i.	Options issued by the Corporation in favor of Optionee to acquire Shares of the Corporation are referred to as “Options.”

ii.
In the event of termination of Optionee’s service as a director of the Corporation by Optionee for any reason or by Corporation with Cause (as defined herein), any and all Options which are not vested and exercisable at the time of termination shall immediately lapse, expire and terminate upon such termination by Optionee or the Corporation’s provision of notice of such termination, as the case may be.

iii.
In the event of termination, prior to the three year anniversary of this Agreement, of Optionee’s service as a director of the Corporation by Corporation with Cause, (A) any and all outstanding Options shall immediately lapse, expire and terminate and (B) Shares which have been purchased by Optionee pursuant to the exercise of a vested Option may be repurchased by Corporation during the period commencing on the termination date and continuing for a period of 6 months thereafter, at a purchase price equal to the amount paid by Optionee to the Corporation therefor, on the terms of purchase provided in subsection v of this Section 3b.

iv.
However, if Optionee’s service as a director of the Corporation hereunder is terminated following the three year anniversary of this Agreement, whether by the Corporation with or without Cause, by Optionee for any reason, or by reason of Optionee’s death or Permanent Disability, then any vested Options must be exercised with the exercise price therefor paid, each within 90 days of the date of termination, and to the extent they are not so exercised, such unexercised and vested Options shall lapse, expire and terminate; and Shares issued pursuant to such exercise and any other Shares of Optionee may be repurchased by the Corporation, by notice provided during the period commencing on the termination date and continuing for a period of 6 months thereafter, at a purchase price equal to the Fair Market Value (as herein defined), on the terms of purchase provided in subsection v of this Section 3b.

v.
The purchase price (as prescribed in accordance with the terms of this Section 3(b) in the event of a Corporation repurchase of Shares) shall be paid by issuance of a promissory note in form reasonably provided by the Corporation, bearing interest at the lowest applicable federal rate on the date of the issuance of the promissory note.  Principal and interest under the note shall be payable in equal, quarterly installments over a period of years determined by the Corporation’s Board of Directors and not to exceed five (5) years (provided that in the event that more than one-third (1/3) of the total shares of the Corporation are being purchased at any time, the period attributable to any remaining installments shall be extended so that the total installment payments for any such shares shall be paid over a period of seven (7) years).  For example, if installments have been paid under a note pursuant to an acquisition of Shares of the Corporation from Optionee for three (3) years at the time the acquisition of shares of the Corporation from another person commences, where the total of the shares purchased from Optionee and such other person are more than one-third of the total shares of the Corporation (if measured at the time of commencement of purchase of shares in either instance), the remaining amounts payable to the Optionee will be paid in equal installments over four (4) years and the other person shall receive all installments over seven (7) years.

vi.	Certain Definitions

(I)     “Cause” shall mean Optionee’s:  (A) conviction of, or indictment for, criminal negligence or criminal acts in the work place or conviction of a felony, (B) violation of the Corporation’s policies or procedures that have been made known to Optionee, or violation by Optionee on Corporation premises of any law or material regulation, (C) breach or violation of this Agreement, (D) commission of any act of theft, fraud, dishonesty, or falsification of any employment, consulting or Corporation records, (E) appropriation of a business opportunity or transaction in contravention of Optionee’s duties to the Corporation, (F) any improper action by Optionee which has a detrimental effect on the Corporation’s reputation or business, (G) failure to perform the duties assigned or requested by Optionee’s superiors, or (H) negligence, incompetence or willful misconduct by Optionee in the performance of Optionee’s duties.

(II)     “Fair Market Value” of such Shares shall mean the fair market value as determined, as of the date of the Corporation’s election to purchase, in good faith by the Corporation’s Board of Directors.

(III)     “Permanent Disability” shall mean the mental or physical inability to perform satisfactorily the essential functions of Optionee’s full-time duties, with or without a reasonable accommodation, as determined by a physician satisfactory to the Corporation; provided, however, that any disability which continues for one hundred and twenty (120) days (whether or not consecutive) in any twenty-four (24) month period shall be deemed a total and permanent disability.

(c)
Subject to the provisions of Section 2 hereof, following Optionee’s termination, and if no provision of Section 3 specifies a period within which vested options must be exercised or that they lapse, expire and/or terminate, the vested portion of the Option will remain in effect for a period of ninety (90) days following such termination (but in no event later than the date specified in paragraph 3(a) above), or, if such termination is on account of death or Permanent Disability, for a period of one (1) year following such termination (but in no event later than the date specified in paragraph 3(a) above) and if such termination is on account of Permanent Disability and Optionee dies during the one year period following termination, the later of such one year period or three (3) months after the date of such death (but in no event later than the date specified in paragraph 3(a) above), at the end of which period, to the extent it has not been exercised, the Option will terminate.

(d)
Notwithstanding any other provision of this Agreement to the contrary, whether express or implied, the Committee may, in its sole discretion, by providing at least 30-days prior written notice to the Participant, elect to (i) accelerate the date of expiration of the Option to the effective date of the Change in Control and (ii) require that in lieu of the exercise of the Option, the Participant be provided with a net payment as set forth in this Section 3(d).  Any payments to be made to Participant under this Section 3(d) shall be in an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the effective date of the Change in Control over (ii) the exercise price per Share, multiplied by the number of Shares with respect to which this Option is exercisable as of the effective date of such Change in Control, less any required withholding taxes.  Payments under this Section 3(d) shall be made, in the sole discretion of the Corporation, (i) in cash, (ii) in the form of the consideration being paid to holders of Shares in connection with such Change in Control, or (iii) any combination of the foregoing.

4.           EXERCISE OF THE OPTION.  Subject to the other provisions of this Agreement, the Option shall only be exercisable to the extent vested.  In order to exercise the Option as to the portions of the Option which have vested, the Optionee must do the following:

(a)	deliver to the Corporation a written notice, in the form attached as Exhibit A hereto, specifying the number of Shares for which the Option is being exercised;

(b)
deliver to the Corporation the consideration to be paid for the Shares to be issued upon exercise of an Option or portion thereof. The consideration may consist of one or more of the following:  (i) cash or money order, (ii) check by certified or official bank check or personal check, (iii) promissory note (if permitted by the Corporation), (iv) any combination of the foregoing methods of payment as permitted by the Committee, or (v) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable laws and approved by the Committee; and

(c)
execute and deliver to the Corporation any other documents reasonably required from time to time by the Committee in order to effect compliance with the Securities Act of 1933, as amended (the “1933 Act”), applicable state securities laws, or any other applicable law, rule or regulation; and

(d)
to the extent applicable, execute and deliver to the Corporation any joinder or counterpart signature page to the Corporation’s stockholder agreement (“Stockholder Agreement”) evidencing the recipient’s agreement to abide and be bound by the terms thereof and acknowledging and agreeing that ownership of Shares is subject to the terms of said Stockholder Agreement.

5.           DELIVERY OF SHARE CERTIFICATE.  As soon as practicable after the Option has been duly exercised and the Optionee has complied with the provisions of Section 4 hereof, the Corporation shall provide for the benefit of the Optionee a certificate for the Shares for which the Option was duly exercised, the original of which certificate shall be maintained with the books and records of the Corporation and held for the benefit of the Optionee, with a copy thereof provided to Optionee; provided, to the extent applicable, that Optionee shall first be required to execute and deliver the Corporation’s form of joinder agreement evidencing Optionee’s agreement to be bound by the provisions of the Corporation’s Stockholder Agreement which may contain, among other things, certain restrictions on transfer and rights of the Corporation to purchase, in certain circumstances, the Shares held by Optionee.

6.           NONTRANSFERABILITY.  Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee for the periods prescribed herein, only by the Optionee (or in the case of death of Optionee, by Optionee’s legal representative in accordance herewith).  Additionally, the Shares purchased pursuant to the Options may not be registered, and, as such, may be subject to further restrictions on transfer.

7.           REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE.  By executing this Agreement, the Optionee accepts the Option and represents and warrants to the Corporation and covenants and agrees with the Corporation as follows:

(a)
The Optionee agrees to comply with and be bound by all of the provisions of this Agreement.  The Optionee acknowledges receipt of a copy of this Agreement and the opportunity to discuss the terms with an appropriate representative of the Corporation.

(b)
The Optionee recognizes, agrees and acknowledges that no registration statement under the 1933 Act, or under any state securities laws, has been filed with respect to the Option or any Shares that may be acquired upon exercise of the Option, the Corporation is not required to and has no present intention of preparing and filing such a registration statement.  Accordingly, Shares acquired pursuant to the Option may be required to be held indefinitely.

(c)
The Optionee represents and warrants that the Option and any Shares acquired upon exercise of the Option will be acquired and held by the Optionee for the Optionee’s own account, for investment purposes only, and not with a view towards the distribution or public offering thereof nor with any present intention of reselling or distributing the same at any particular future time.

(d)
The Optionee agrees not to sell, transfer or otherwise dispose of any Shares that may be acquired upon exercise of the Option unless (i) there is in effect a registration statement under the 1933 Act covering the proposed disposition and compliance with governing state securities laws, (ii) the Optionee delivers to the Corporation, at the Optionee’s expense, a “no-action” letter or similar interpretative opinion, satisfactory in form and substance to the Corporation, from the staff of each appropriate securities agency, to the effect that such shares may be disposed of by the Optionee in the manner proposed, or (iii) the Optionee delivers to the Corporation, at the Optionee’s expense, a legal opinion, satisfactory in form and substance to the Corporation, of legal counsel designated by the Optionee and satisfactory to the Corporation, to the effect that the proposed disposition is exempt from registration under the 1933 Act and governing state securities laws.

(e)
The Optionee acknowledges and consents to the appearance of a restrictive legend, referring to the transfer and other restrictions imposed by this Agreement and the Stockholder Agreement, on each certificate representing Shares issued upon exercise of the Option.

(f)
The Optionee agrees not to sell, transfer or otherwise dispose of the Option or any Shares acquired upon exercise of the Option, except as specifically permitted by this Agreement, any applicable other agreement with the Corporation, the Corporation’s Stockholder Agreement, and any applicable securities laws.  Optionee acknowledges that it bears sole responsibility for reviewing and understanding the Corporation’s Stockholder Agreement and consulting with his or her own legal and tax advisors regarding ownership of Shares, and the Corporation undertakes no responsibility to do so; a copy of the relevant portions of the Corporation’s Stockholder Agreement will be provided upon request of Optionee for review purposes during the 21 day period prior to any vesting date subject to the Stockholder Agreement being held in strictest confidence as Corporation confidential information, with the provisions of any confidentiality agreement (or other agreement containing provisions regarding Optionee’s obligations to maintain Corporation information in confidence) between Corporation and Optionee equally applying to the Stockholder Agreement.

8.           NO RIGHT TO EMPLOYMENT OR ENGAGEMENT.  Nothing contained in this Agreement shall confer or be construed to confer on the Optionee any right to continue in the employ or service of the Corporation or interfere in any way with the right of the Corporation to terminate the Optionee’s employment or engagement with the Corporation at any time, with or without cause (subject, however, to the provisions of any written employment, consulting or advisor agreement between the Optionee and the Corporation).

9.           RIGHTS AS STOCKHOLDER.  The Optionee will have no rights as a stockholder of the Corporation on account of the Option or on account of Shares to be acquired upon exercise of the Option (but with respect to which no certificates have been issued for the benefit of the Optionee).

10.           TAX WITHHOLDING.  As a condition to the exercise of any Option, the Optionee shall pay, or make arrangements satisfactory to the Committee for payment to the Corporation of, all federal, state and local income, employment and other taxes, if any, required to be withheld by the Corporation in connection with the exercise of the Option.

11.           FURTHER ASSURANCES.  The Optionee agrees from time to time to execute such additional documents as the Corporation may reasonably require in order to effectuate the purposes of this Agreement.

12.           BINDING EFFECT.  This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

13.           ENTIRE AGREEMENT; MODIFICATIONS.  This Agreement constitutes the entire agreement and understanding between the Corporation and the Optionee regarding the option granted hereunder and supersede any prior discussions with respect to such subject matter that is not evidenced by a written, executed and separate award agreement.  No modification of the Option or this Agreement, or waiver of any provision of this Agreement, shall be valid unless in writing and duly executed by the Corporation and the Optionee.  The failure of any party to enforce any of that party’s rights against the other party for breach of any of the terms of this Agreement shall not be construed as a waiver of such rights as to any continued or subsequent breach.

14.           GOVERNING LAW.  This Agreement shall be governed by the internal laws, and not the laws of conflict of laws, of the State of Delaware.  This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

15.           EXCLUSIVE JURISDICTION AND VENUE.  The parties agree that the exclusive jurisdiction and venue with respect to any claim or cause of action arising under or relating to this Agreement shall be any State or Federal court located within, and shall take place in, the City of Chicago, Illinois, and each party hereto waives personal service of any and all process upon it, and consents that all services of process be made by registered mail, directed to it at its address as set forth herein, and service so made shall be deemed to be completed three days following deposit in the U.S. mail with postage prepaid.  The parties hereto each waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder.  Nothing in this paragraph shall affect the right of the parties hereto to serve legal process in any other manner permitted by law.  All parties hereto submit to and agree that notwithstanding the above, the Corporation may elect, in its sole discretion, that any dispute arising under this Agreement may be submitted to binding arbitration pursuant to the American Arbitration Association commercial arbitration rules, and the Corporation may also elect in its discretion, to the extent then in effect, whether the expedited rules thereunder shall apply; and in such case the Optionee agrees to submit to such binding arbitration in lieu of litigation in a court of law.  The Corporation shall have the right to make such election even after the filing of an action in a court of law, and if the Corporation so elects, then so long as the court has not ruled on a dispositive motion, such court proceeding shall be dismissed without prejudice.

16.           Intentionally omitted.

17.           ADJUSTMENTS.  In the event of any change in corporate capitalization such as a stock split or dividend or any partial or complete liquidation of the Corporation, such adjustment shall be made in the number and class of Shares which may be delivered hereunder, or in the number and class of and/or price of Shares underlying the outstanding Options, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Option shall always be a whole number.

18.           PARTICIPANT RESPONSIBLE FOR TAXES AND PENALTIES.  To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code.  This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of Optionee).  Notwithstanding the foregoing, the Corporation shall not be obligated to guarantee any particular tax result for Optionee, including without limitation, as relates to any income attributable to the difference, if any, between the Option Price and the fair market value of the Option, or taxes or penalties as may be imposed by application of Section 409A of the Code, and Optionee shall be responsible for any taxes and penalties imposed by any taxing authority on Optionee in connection with this Agreement.

19.           OPTIONEE RESPONSIBLE FOR SECTION 83(b) ELECTION.  The Optionee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse.  In this context the "restriction" is based on the vesting provisions contained herein.  In the event the Corporation has registered its securities under the Exchange Act, "restriction" with respect to officers, directors and 10% shareholders also means the six-month period after purchase during which such officers, directors and 10% shareholders are subject to suit under Section 16(b) of the Exchange Act.  The Optionee understands that if such provision is applicable to him/her, he/she may elect to be taxed at the time the Shares are purchased rather than when the Shares become fully vested or six-month Section 16(b) period expires by filing an election under Section 83(b) of the Code with the IRS within thirty (30) days from the date hereof.  Even if the fair market value of the Shares equals the amount paid for the Shares, the election must be made.  The Optionee understands that failure to make this filing timely will result in the recognition of ordinary income by the Optionee (once the Option vests or after the lapse of the six month Section 16(b) period) on the difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse.  The Optionee further understands that the income tax laws of Optionee’s state of residence may contain provisions similar to Section 83.

OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY AND NOT THE CORPORATION'S TO FILE TIMELY THE ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(b) AND UNDER ANY CORRESPONDING PROVISIONS OF STATE TAX LAW, EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE OPTIONEE'S BEHALF.  OPTIONEE SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THIS AWARD.  IRS RULES AND GUIDANCE MAY CHANGE.

20.           POWER OF ATTORNEY.  In the event of an election to purchase Shares by the Corporation pursuant to the purchase rights set forth in this Agreement or in any other agreement entered into by Corporation and Optionee, Optionee hereby grants and appoints each director or officer of the Corporation with full power of substitution, as his, her or its true and lawful attorney-in-fact, with full power and authority in his, her or its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public or private offices such documents, instruments and conveyances as may be necessary or appropriate to effect exercise of a duly exercised purchase right in accordance with the terms hereof, or to acknowledge and agree to such amendment.  The authority granted by this Section 20 is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of Optionee, may be exercised by a signature for Optionee, and shall survive the transfer by  Optionee of the whole or any portion of his, her or its Shares.

21.           COMPLIANCE WITH SECTION 280G OF THE CODE.  Corporation intends that Optionee shall not receive any excess parachute payment as defined under Code Section 280G.  Accordingly, in the event that the amounts due hereunder and otherwise payable to Optionee would cause the limitations under Code Section 280G(b)(2)(A)(ii) to be exceeded, then any proceeds paid hereunder on account of a Change of Control, in the absence of an agreement to the contrary as may be authorized by the Committee, would be reduced to an amount equal to one dollar less than the applicable limit under Code Section 280G(b)(2)(A)(ii).  Notwithstanding the foregoing provisions of this Section 21, such provisions shall not apply provided that Optionee shall be responsible for and pay any and all taxes (including, without limitation, Corporation’s portion of FICA and OASDI and other employment taxes and any tax or penalty of any nature arising from excess parachute payments) and penalties, if any, arising out of exercise of the Option hereunder.

22.           JURY WAIVER.  THE OPTIONEE AND THE CORPORATION HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE PARTIES ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT TO THE CORPORATION TO PROVIDE THE OPTIONEE WITH THE RIGHTS DESCRIBED HEREIN.

23.           COMPLIANCE WITH APPLICABLE LAWS. THE CORPORATION’S OBLIGATION TO ISSUE SHARES UPON EXERCISE OF THE OPTIONS IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE CORPORATION OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENTAL REGULATORY BODY, OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND UNDERTAKINGS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE ADMINISTRATOR SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND UNDERTAKINGS MAY INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION (i) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (ii) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND UNDERTAKINGS WHICH HAVE BEEN GIVEN TO THE ADMINISTRATOR OR A REFERENCE THERETO.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Juhl Wind, Inc.

By  /s/ John Mitola
Its: President

OPTIONEE:

/s/ Wesley K. Clark
Wesley K. Clark

NOTE: The original executed Agreement shall be held by the Corporation, with a copy thereof provided to Optionee

EXHIBIT A

FORM OF NOTICE OF EXERCISE OF OPTION
(Attachment to Option Agreement)

To:           Juhl Wind, Inc. (the “Corporation”)

The undersigned holds an Option (the “Option”), represented by an Option Agreement dated effective as of June 29, 2009 (the “Agreement”), granted to the undersigned.  The undersigned hereby exercises the Option and hereby elects to:

[check one box]

☐
Purchase ______________ Shares of the Corporation (the “Shares”), pursuant to the Option.  This notice is accompanied by full payment of the Option Price for the Shares in cash or by check or in another manner permitted by the Agreement.

☐
Surrender the right to purchase ____________ Shares upon exercise of the Option and receive ____________ Shares by reason of a “cashless” exercise pursuant to the Agreement if permitted by the Committee.  [THIS METHOD OF EXERCISE IS ONLY AVAILABLE WITH ADVANCE CORPORATE APPROVAL]

The undersigned has also paid, or made arrangements satisfactory to the Corporation’s Board of Directors for payment of, all federal, state and local taxes, if any, required to be withheld by the Corporation in connection with the exercise of the Option.

The undersigned reaffirms, as of the date hereof, each of the representations, warranties, agreements, acknowledgments and understandings of the undersigned contained in the Agreement.

Date:  _____________, 20__.
__________________________________
Wesley K. Clark

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